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                                   EXHIBIT 99

                               TCA CABLE TV, INC.
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN






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                               TCA CABLE TV, INC.
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN


                                   ARTICLE I
                                    THE PLAN

         1.1 Purpose of Plan. This Amended and Restated Incentive Stock Option Plan (hereinafter called the "Plan") provides for the granting of options to certain key employees of TCA Cable TV, Inc. (hereinafter called the "Company"), a Texas corporation. The purposes of the Plan are to advance the interests of the Company and its stockholders by encouraging and enabling selected key employees to acquire and retain a proprietary interest in the Company by ownership of its stock and to provide an incentive for such employees to remain in the employ of and to serve the Company. It is intended that options issued pursuant to Article III shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

         With respect to employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (hereinafter called the "Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent that any provision of the Plan or action by the Committee (as herein defined) fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         1.2 Shares Subject to Plan. There are hereby authorized and reserved for issuance upon the exercise of options to be granted from time to time under the Plan (hereinafter called the "Options"), an aggregate of 660,000 shares (hereinafter called the "Plan Shares") of common stock, par value of $.10 per share (hereinafter called the "Common Shares"), of the Company, which shares may be in whole or in part, as the Board of Directors of the Company (hereinafter called the "Board of Directors"), shall from time to time determine, authorized but unissued Common Shares or issued Common Shares which shall have been acquired by the Company. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan.

         1.3 Effective Date. The effective date of the Plan, as amended and restated, shall be March 30, 1995, that is, the date on which it was approved and adopted by the Board of Directors; provided that any grants to employees hereunder are conditioned upon approval of the Plan by the stockholders of the Company; and provided further that no Option may be exercised unless the Plan is approved by a vote of the majority of the stockholders of the Company's Common Shares present or represented and entitled to vote at a meeting of the






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stockholders of the Company held within twelve (12) months following the date of the Plan's adoption by the Board of Directors.

         1.4 Eligibility. Any employee of the Company (including officers, whether or not they are directors) shall be eligible to participate in the Plan. An optionee may hold more than one Option, but only on the terms and subject to the restrictions hereafter set forth.

         1.5 Payment of Option Price. The Option price shall be paid in full in cash or with Common Shares of the Company upon the exercise of the Option.

         1.6 Rights as a Stockholder. An optionee or transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         1.7 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee (as herein defined) may modify, extend or renew outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         1.8 Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of shares thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such shares without such registration would otherwise be permissible, such conditions shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

         1.9     Acceleration in Certain Events.   The Committee may accelerate
the exercisability of any Option in whole or in part at any time.
Notwithstanding the provisions of any option agreement, the following provisions shall apply:

                 (a) Mergers and Reorganizations. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the






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         Options are otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first. The Options shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive and the stockholders of the Company who are stockholders on the date the Options in question were granted shall continue to own at least 50% of the total combined voting power of all classes of stock of the Company after the transaction.

                 (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Act or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have occurred (i) if prior to the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board of Directors has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from (A) a transfer of the Company's voting securities by a person who is the beneficial owner, directly or indirectly, of 15% or more of the voting securities of the Company (a "15 Percent Owner") to (i) a member of such 15 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 15 Percent Owner's lifetime or by shall or the laws of descent and distribution; (ii) any trust as to which such 15 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which such 15 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 15 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by such 15 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) such 15 Percent Owner or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Board of Directors.

         1.10 Termination of Employment or Death. If an optionee ceases to be employed by the Company for any reason other than death, an Option shall be exercisable by the optionee at any time prior to the expiration date of the Option or within three months (or one year in the case of termination by reason of disability) after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such Option at the date of






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such termination.  In the event of death of an optionee while in the employ of the Company or within three months after termination of employment, his Option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the Option or prior to one year after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such Option on the date of his death.


                                   ARTICLE II
                                 ADMINISTRATION

         2.1 Administration. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the "Committee") and each member shall be a "disinterested person" within the meaning of Rule 16b-3 under the Act (each hereinafter called a "Committee Member" and collectively the "Committee Members"). Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the employees to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each option agreement, to modify or amend any option agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions by a majority of the Committee at which a quorum is present, or actions reduced to or approved in writing by a majority of the Committee Members, shall be the valid actions of the Committee. No Committee Member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         2.2 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or Committee Members, the Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of the may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the company) or paid any them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee Member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.






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                                  ARTICLE III
                            INCENTIVE STOCK OPTIONS

         3.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

         3.2 Option Price. Each Option granted under this Article shall state the Option price, which shall not be less than 100% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option.

         3.3 Term and Exercise of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall the Option be exercisable after the expiration of ten years from the date it is granted. During the lifetime of the optionee, Options granted under this Article shall be exercisable only by him and shall not be assignable or transferable by him other than by will or the laws of descent and distribution. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         3.4 Ten Percent Shareholders. Any Option granted pursuant to this Article to an individual who, at the time the Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company shall meet the following conditions:

                 (i) The Option price shall not be less than 110% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option; and

                 (ii) Such Option shall not be exercisable after the expiration of five years from the date such Option is granted.

         3.5 Maximum Amount of Options First Exercisable in Any Calendar Year. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options granted under this Article and under all incentive stock option plans of the Company's subsidiaries and affiliates are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The portion of any Option which exceeds the foregoing limit shall be deemed granted pursuant to Article IV.






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                                   ARTICLE IV
                           NONQUALIFIED STOCK OPTIONS

         4.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

         4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         4.3 Option Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall be determined by the Committee in its discretion.


                                   ARTICLE V
                     TERMINATION, AMENDMENT AND ADJUSTMENT

         5.1 Term of Plan. The Plan shall terminate on March 29, 2005 and no Options shall be granted under the Plan thereafter.

         5.2 Amendment of the Plan. The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.3, (ii) change the minimum purchase price for shares or (iii) permit the granting of an Option to anyone other than as provided in the Plan; and provided further that, without shareholder approval, no amendment to the Plan shall be effective that materially increases the benefits accruing to optionees, materially increases the number of securities that may be issued under the Plan or otherwise materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of "incentive stock options" so defined in Section 422 of the Code.

         5.3 Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under option shall be adjusted consistent with such capital adjustment. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganization, reclassifications, or changes of its capital or






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business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business assets.